UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_____________________________________________________________

FORM 8-K/A

_____________________________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2002

EQUITY MARKETING, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State of or other jurisdiction of incorporation or organization)	23346 Commission File Number	13-3534145 (IRS. Employer Identification No.)

6330 SAN VICENTE BLVD.
LOS ANGELES, CALIFORNIA 90048
(Address of principal executive offices)

(323) 932-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

On July 24, 2002, Equity Marketing, Inc. (the Company) filed a Current Report on Form 8-K to report its acquisition on July 17, 2002 of the principal assets of Promotional Marketing, L.L.C. d/b/a UPSHOT, an Illinois limited liability company. Pursuant to Item 7 of Form 8-K, the Company indicated that it would file certain financial information by amendment no later than September 30, 2002. This Amendment is filed to provide such required financial information. The Company was unable to finalize the audited financial statements of UPSHOT on or before September 30, 2002 as a result of a number of factors, including the unavailability of Arthur Andersen LLP (which served as independent auditors of HA-LO Industries, Inc. (HA-LO) and UPSHOT), the absence of any previously audited stand-alone financial statements of the UPSHOT business, the lack of financial personnel remaining at HA-LO (which is currently in Chapter 11 bankruptcy proceedings) and HA-LO’s failure to complete an audit of its consolidated business for fiscal year 2001.

Page

A. Financial Statements of Business Acquired

1. Financial Statements of UPSHOT as of December 31, 2000 and 2001 and for the years ended December 31, 1999, 2000 and 2001

Report of Independent Accountants	4

Balance Sheets as of December 31, 2000 and 2001	5

Statements of Operations and Shareholder’s Net Investment for the years ended December 31, 1999, 2000 and 2001	6

Statements of Cash Flows for the years ended December 31, 1999, 2000 and 2001	7

Notes to Financial Statements	8-15

2. Condensed Financial Statements of UPSHOT as of June 30, 2002 and for the six months ended June 30, 2001 and 2002 (Unaudited)

Condensed Balance Sheet as of June 30, 2002 (Unaudited)	16

Condensed Statements of Operations and Shareholder’s Net Investment for the six months ended June 30, 2001 and 2002 (Unaudited)	17

Page

Condensed Statements of Cash Flows for the six months ended June 30, 2001 and 2002 (Unaudited)	18

Notes to Condensed Financial Statements (Unaudited)	19-20

B. Pro Forma Financial Information

Pro Forma Condensed Combining Financial Statements as of June 30, 2002 and for the six months ended June 30, 2002 and for the year ended December 31, 2001 (Unaudited)

Pro Forma Condensed Combining Balance Sheet as of June 30, 2002 (Unaudited)	22

Pro Forma Condensed Combining Statement of Operations for the six months ended June 30, 2002 (Unaudited)	23

Pro Forma Condensed Combining Statement of Operations for the year ended December 31, 2001 (Unaudited)	24

Notes to Pro Forma Condensed Combining Financial Statements (Unaudited)	25

C. Exhibits

23.1 Consent of Independent Accountants

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Equity Marketing, Inc.:

In our opinion, the accompanying balance sheets and the related statements of operations and shareholder’s net investment and of cash flows present fairly, in all material respects, the financial position of UPSHOT at December 31, 2000 and 2001 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of UPSHOT’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/PricewaterhouseCoopers LLP

Los Angeles, California
December 3, 2002

UPSHOT

Balance Sheets
As of December 31, 2000 and 2001
(in thousands)

ASSETS

	2000	2001

CURRENT ASSETS:

Cash and cash equivalents	$—	$651

Trade receivables, net of allowance for doubtful accounts of $0 and $194 as of 2000 and 2001, respectively	9,457	2,574

Unbilled receivables	995	87

Deferred costs	2,801	2,982

Prepaid expenses and other assets	1,098	238

Total current assets	14,351	6,532

Property and equipment, net	7,494	1,584

Other assets	550	14

Total assets	$22,395	$8,130

LIABILITIES AND SHAREHOLDER’S NET INVESTMENT

CURRENT LIABILITIES:

Bank overdraft	$516	$42

Line of credit	—	717

Accounts payable	7,144	928

Accrued payroll and payroll related costs	423	1,103

Accrued project expenses	1,978	1,996

Accrued expenses	2	260

Deferred revenue	3,639	4,758

Total current liabilities	13,702	9,804

Deferred rent	2,932	2,878

Long-term debt	393	—

Total non-current liabilities	3,325	2,878

Total liabilities	17,027	12,682

SHAREHOLDER’S NET INVESTMENT	5,368	(4,552)

Total liabilities & shareholder’s net investment	$22,395	$8,130

The accompanying notes are an integral part of these balance sheets.

UPSHOT

Statements of Operations and Shareholder’s Net Investment
For the Years Ended December 31, 1999, 2000 and 2001
(in thousands)

	1999	2000	2001

REVENUES	$29,784	$46,771	$32,479

OPERATING EXPENSES:

Direct costs	15,262	27,131	16,975

Salaries, wages and benefits	8,983	14,903	12,975

Employee severance expense	622	112	1,636

Selling, general and administrative	5,872	8,233	7,411

Impairment of assets	—	—	4,607

Total operating expenses	30,739	50,379	43,604

Loss from operations	(955)	(3,608)	(11,125)

OTHER EXPENSE:

Interest expense	(737)	(1,414)	(2,058)

Loss on disposal of assets	—	—	(51)

Loss before provision for income taxes	(1,692)	(5,022)	(13,234)

PROVISION FOR INCOME TAXES	1	1	1

NET LOSS	(1,693)	(5,023)	(13,235)

SHAREHOLDER’S NET INVESTMENT, beginning of year	(250)	3,150	5,368

Change in intercompany payable	5,093	7,241	3,315

SHAREHOLDER’S NET INVESTMENT, end of year	$3,150	$5,368	$(4,552)

The accompanying notes are an integral part of these financial statements.

UPSHOT

Statements of Cash Flows
For the Years Ended December 31, 1999, 2000 and 2001
(in thousands)

	1999	2000	2001

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(1,693)	$(5,023)	$(13,235)

Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation and amortization	383	934	1,417

Loss on disposal of assets		—	51

Impairment of assets	—	—	4,607

Changes in assets and liabilities:

Trade and unbilled receivables, net	49	(5,096)	7,791

Deferred costs	(1,269)	(823)	(181)

Prepaid expenses and other assets	(130)	(774)	996

Accounts payable	(2,910)	5,318	(6,216)

Accrued expenses	1,398	723	956

Deferred revenue	1,025	1,112	1,119

Deferred rent	150	60	(54)

Net cash used in operating activities	(2,997)	(3,569)	(2,749)

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of property and equipment	(2,135)	(3,710)	(165)

Proceeds from sale of assets	—	—	400

Net cash (used in) provided by investing activities	(2,135)	(3,710)	235

CASH FLOWS FROM FINANCING ACTIVITIES:

Bank overdraft	161	42	(474)

Change in intercompany payable, net	5,093	7,241	3,315

Borrowings under line of credit	—	—	717

Payments of long-term debt	(122)	(4)	(393)

Net cash provided by financing activities	5,132	7,279	3,165

NET INCREASE IN CASH AND CASH EQUIVALENTS	—	—	651

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	—	—	—

CASH AND CASH EQUIVALENTS, END OF YEAR	$—	$—	$651

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the year for:

Interest	$88	$14	$44

Non-cash investing and financing activities:

Tenant improvement allowance	$2,722	$—	$—

Mortgage note assumed in connection with acquisition of real estate	$397	$—	$—

The accompanying notes are an integral part of these financial statements.

UPSHOT

Notes to Financial Statements
(dollars in thousands)

1.	Organization and Business

These financial statements represent the operations of Promotional Marketing, L.L.C. d/b/a UPSHOT (Promotional Marketing) which were acquired by Equity Marketing, Inc. (Equity Marketing). On July 17, 2002, Equity Marketing acquired the principal assets of Promotional Marketing’s Chicago, Illinois and Richmond, Virginia locations (referred to herein as UPSHOT) (see Note 8). Promotional Marketing, a wholly owned subsidiary of HA-LO Industries, Inc. (HA-LO), was organized in Illinois in 1998.

UPSHOT is a marketing agency with expertise in sales promotions, event, collaborative, direct and environmental marketing, which has a reputation for creating highly successful integrated marketing programs for world class brands such as The Coca-Cola Company, Hallmark Cards, The Minute Maid Company, Morgan Stanley, Proctor & Gamble and J.E. Seagram & Sons.

In June 2001, HA-LO filed for Chapter 11 protection under the United States Bankruptcy Code. Promotional Marketing was not included in the bankruptcy filing; however, the sale of UPSHOT to Equity Marketing was subject to bankruptcy court approval.

The accompanying financial statements and related notes were prepared in accordance with accounting principles generally accepted in the United States of America and reflect the historical results of the operations and financial position of UPSHOT. Shareholder’s net investment represents the net accumulated deficit of UPSHOT and the intercompany balance due to HA-LO which was treated as a contribution to capital. The statements of operations also include certain expenses for corporate services and overhead that are allocated from HA-LO (see Note 7). These expenses have been allocated based on the specific nature of the expense and/or a formula, which management believes fairly allocates expenses to UPSHOT. These financial statements and allocations are not necessarily indicative of results that would have occurred if UPSHOT had been a separate, stand-alone entity during the periods presented, or of future operating results of UPSHOT.

2.	Summary of Significant Accounting Policies

a.	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires UPSHOT’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

b.	Revenue Recognition

UPSHOT derives revenues from marketing services, including sales promotions, event marketing, collaborative marketing and environmental marketing. UPSHOT also derives revenues from production management services.

Substantially all revenues are derived from retainer based fees, project based fees and the mark-up of third party costs. Revenues received from retainer contracts are recognized on a straight line basis over the life of the retainer agreement. Mark-up of third party costs and project based fees are recognized at the time the project is completed. Third party costs are deferred and expensed once the related revenues are recognized.

Losses on contracts are recognized during the period in which the loss first becomes probable and reasonably estimable.

UPSHOT’s revenue recognition policies are in compliance with the Securities and Exchange Commission’s Staff Accounting Bulletin No. 101: “Revenue Recognition in Financial Statements.”

c.	Direct Costs

Direct costs consist primarily of printing, photography, travel and entertainment, freelancers, digital composition and media and mechanical drawings. Direct costs do not include any internal expenses, such as payroll or payroll related costs, occupancy expenses or any other overhead items.

d.	Unbilled Receivables

Unbilled receivables represent earned, but unbilled service fees or the mark-up of third party costs that have been incurred but not billed. Unbilled receivables are expected to be billed and collected within six months of the balance sheet date.

e.	Deferred Revenue

Deferred revenue represents billings for direct costs not yet incurred or project specific services not yet performed or completed.

f.	Accrued Project Expenses

Accrued project expenses are direct costs that have been incurred for which UPSHOT has not received an invoice from the vendor.

g.	Cash and Cash Equivalents

UPSHOT considers all short-term investments with an original maturity of three months or less to be cash equivalents.

h.	Concentration of Credit Risk

UPSHOT provides services to customers in diversified industries and grants unsecured trade credit to customers in the normal course of business.

UPSHOT’s clients include large consumer product companies. UPSHOT’s 5 largest customers represent 89, 74, and 59 percent of total revenues for the years ended December 31, 1999, 2000 and 2001, respectively. Loss of any one of these large clients would have a material impact on UPSHOT’s revenues, results of operations, financial condition and cash flows.

In 2002, UPSHOT lost its most significant customer at the Richmond location. This customer represented 10 percent of total UPSHOT revenues for the year ended December 31, 2001.

i.	Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is provided for using the straight-line method over the estimated useful lives of the assets, generally 3 to 7 years. Leasehold improvements are amortized over the shorter of the life of the lease or the improvement. Repairs and maintenance are expensed as incurred.

Property and equipment are comprised of the following:

	As of December 31,

	2000	2001

Furniture, fixtures and office equipment	$2,453	$963

Computer , telephone equipment and software	2,146	746

Leasehold improvements	4,186	310

	8,785	2,019

Less-accumulated depreciation and amortization	(1,291)	(435)

Property and equipment, net	$7,494	$1,584

Depreciation and amortization expense for the years ended December 31, 1999, 2000 and 2001 is $383, $934 and $1,417, respectively.

j.	Long-Lived Assets

UPSHOT follows the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long Lived Assets to be Disposed Of.” SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the undiscounted expected future cash flow is lower than the carrying amount of the asset, a loss is recognized for the difference between the carrying amount and the fair value of the asset. As a result of increased operating losses and negative cash flows at the Chicago location, combined with the adverse impact on UPSHOT of HA-LO’s bankruptcy, UPSHOT recognized an impairment loss of $4,607 during the third quarter of the year ended December 31, 2001. The impaired long-lived assets consist primarily of leasehold improvements, furniture, fixtures and equipment.

k.	Income Taxes

UPSHOT accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes,” which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using the tax rates in effect during the years in which the differences are expected to reverse.

UPSHOT has been included in the federal and certain state income tax returns of HA-LO. The provision for income taxes in the financial statements has been calculated on a separate-company basis. Income taxes paid on behalf of UPSHOT by HA-LO, if any, are included in shareholder’s net investment.

l.	Supplemental Cash Flow Information

During 1999, under the provisions of a new office lease, UPSHOT received tenant improvement allowances totaling $2,722. This amount was initially recorded as leasehold improvements with a corresponding credit to deferred rent and is treated as a non-cash transaction for purposes of the Statements of Cash Flows.

m.	Comprehensive Loss

There are no adjustments to net loss to arrive at comprehensive loss.

n.	New Accounting Pronouncements

Effective January 1, 2001, UPSHOT adopted SFAS No. 133, “Accounting for Derivative Investments and Hedging Activities,” SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities – Deferral of the Effective Date of SFAS No. 133” and SFAS No. 138 “Accounting Certain Derivative Instruments and Certain Hedging Activities – an amendment of SFAS No. 133.” The adoption did not have a material impact on UPSHOT’s financial position or result of operations, as UPSHOT does not hold any derivative instruments.

In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, “Business Combinations,” and SFAS No. 142, “Goodwill and Other Intangible Assets.” SFAS No. 141 was effective for any business combinations consummated subsequent to June 30, 2001 and SFAS No. 142 was adopted by UPSHOT effective January 1, 2002. The adoption of SFAS No. 141 and No. 142 did not have a material impact on UPSHOT’s financial position or results of operations.

In October 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” The adoption of SFAS No. 144, which was effective January 1, 2002, did not have a material impact on UPSHOT’s financial position or results of operations.

3.	Debt

a.	Line of Credit

In August 2001, HA-LO received an interim approval from the United States Bankruptcy Courts of a $30,000 debtor-in-possession credit facility (the Facility). The Facility is secured by substantially all of HA-LO’s assets and borrowing availability is determined based on a formula based on qualified assets. The Facility is guaranteed by all of HA-LO’s subsidiaries including UPSHOT. The aggregate amount of the Facility available to UPSHOT was up to $3,000 subject to the provisions described above. Interest on outstanding borrowings is based on the bank’s prime rate plus a spread of 3 percent. As of December 31, 2001 the interest rate on outstanding borrowings was 7.75 percent.

As of December 31, 2001, $717 was outstanding under UPSHOT’s portion of the Facility and $24,853 was outstanding under the Facility in total. UPSHOT’s outstanding portion under the Facility is secured by substantially all of its assets. In addition, at December 31, 2001, UPSHOT had approximately $845 in outstanding letters of credit issued in the ordinary course of business.

In July 2002, UPSHOT’s outstanding balance under the Facility was repaid with proceeds received from the sale of UPSHOT to Equity Marketing (See Note 8) and UPSHOT was released from all guarantees relating to the Facility.

b.	Long-Term Debt

In November 1999, UPSHOT acquired a real estate property owned by an officer and assumed the related mortgage liability. The mortgage note bears interest at 7.125 percent and requires monthly payments of $3. The property was sold in 2001 and the note was repaid.

4.	Commitments and Contingencies

a.	Leases

UPSHOT has operating leases for its properties, which expire at various dates through 2009. The leases also require scheduled annual fixed rent increases, payments of property taxes, insurance and maintenance. In addition, UPSHOT also leases certain office equipment under non-cancelable operating leases expiring at various dates through 2005.

As of December 31, 2001, future minimum lease payments under non-cancelable operating leases are as follows:

Years Ending December 31,

2002	$1,319

2003	1,398

2004	1,413

2005	1,458

2006	1,470

Thereafter	3,387

$10,445

Aggregate rental expense for operating leases were $1,810, $2,151 and $2,217 for the years ended December 31, 1999, 2000 and 2001, respectively.

In connection with Equity Marketing’s acquisition of UPSHOT on July 17, 2002, the lease for UPSHOT’s Chicago, Illinois location was renegotiated, resulting in reduced rental commitments.

b.	Litigation

Various lawsuits have arisen in the ordinary course of UPSHOT’s business. UPSHOT’s management believes that its defenses are meritorious and that the eventual outcome of those lawsuits will not have a material effect on its financial position, results of operations or cash flows.

c.	Employment Agreements

UPSHOT has entered into employment agreements with certain of its key executive personnel. Several of the agreements provide for, among other things, guaranteed severance payments equal to up to one year of the employee’s annual base salary upon the termination of employment under certain conditions, as defined in the agreements.

UPSHOT had substantial layoffs in 1999 and in 2001. In connection with these terminations, UPSHOT agreed to various severance packages with its employees. As of December 31, 2001, the remaining amount due under these severance arrangements was approximately $803.

For the years ended December 31, 1999, 2000 and 2001, UPSHOT recorded $622, $112, and $1,636, respectively, of severance expense.

5.	Income Taxes

A provision of $1 was recorded in each of the years ended December 31, 1999, 2000 and 2001 to reflect certain minimum current tax liabilities. No benefit for federal or state income taxes has been recorded, as UPSHOT has incurred cumulative net operating losses through December 31, 2001. At December 31, 2001, UPSHOT had approximately $27,225 of federal net operating loss carryforwards available to offset future taxable income, if any.

Income taxes recorded by the Company differ from the amounts computed by applying the statutory United States Federal income tax rate to income as follows:

	For the Years Ended December 31,

	1999	2000	2001

Expected Income Tax Benefit:

Federal statutory rate	$(575)	$(1,707)	$(4,500)

State income taxes	1	1	1

Increase in valuation allowance	570	1,681	4,483

Other	5	26	17

Provision for income taxes	$1	$1	$1

The tax effects of the significant temporary differences giving rise to UPSHOT’s deferred tax assets (liabilities) as of December 31, 2000 and 2001 are as follows:

	As of December 31,

	2000	2001

Net operating loss carryforward	$5,845	$10,754

Allowance for doubtful accounts	—	77

Accrued expenses	98	317

Other	8	10

Total deferred tax assets	5,951	11,158

Valuation allowance	(5,951)	(11,158)

Total	$—	$—

UPSHOT has provided a full valuation allowance on its deferred tax assets, as management believes it is more likely than not that these assets will not be realized.

6.	Employee Benefit Plans

a.	Stock Option Plan

Employees of UPSHOT are eligible to participate in stock option plans that are administered by HA-LO. HA-LO has three stock plans which provide for reservation and issuance of options to purchase shares of HA-LO’s common stock, restricted stock, stock appreciation rights and phantom stock awards. The number of stock option shares or rights to be issued and the terms thereof are at the discretion of the Compensation Committee of HA-LO’s Board of Directors. The exercise price for incentive stock options and non-qualified stock options granted under the plans may not be less than 100 percent and 85 percent, respectively, of the fair market value of the common stock at the date of grant. As granted under the plans, the majority of the options vest annually over three years, commencing one year from the date of grant. All options granted under the plans expire ten years from the date of grant.

As permitted by SFAS No. 123, “Accounting for Stock Based Compensation,” UPSHOT applies APB Opinion No. 25 and related Interpretations in accounting for HA-LO options issued to employees, officers and directors. Accordingly, no compensation expense has been recognized for UPSHOT’s participation in HA-LO’s fixed stock option plans. Had compensation costs for the grants received by employees of UPSHOT been determined consistent with SFAS No. 123, UPSHOT’s pro forma net loss would have been increased to the amounts indicated below:

	For the Years Ended December 31,

	1999	2000	2001

Net loss:

As reported	$(1,693)	$(5,023)	$(13,235)

Pro forma	$(1,912)	$(5,991)	$(14,723)

The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: risk free interest rates of 5.0 percent to 6.2 percent; zero dividend yield; expected lives of 4 years; and volatility of 40 percent. No options were granted to the employees of UPSHOT during 2001.

b.	401(K) Plan

UPSHOT also participates with HA-LO in a qualified plan under Section 401(k) of the Internal Revenue Code. During the years ended December 31, 1999, 2000 and 2001, UPSHOT contributed $39, $39 and $52 respectively to the plan as a company match.

7.	Related Party Transactions

UPSHOT provided marketing services to HA-LO and certain of its subsidiaries in 2000 and 2001 under a formal retainer service agreement. This agreement generated intercompany revenues of approximately $1,917, and $1,000 for the years ended December 31, 2000 and 2001, respectively. This agreement was terminated as of June 30, 2001. Receivables from HA-LO related to this agreement are included in Shareholder's Net Investment.

Additionally, UPSHOT purchased certain promotional products from HA-LO for use in certain marketing programs developed for UPSHOT clients. These purchases were made at rates normally charged to third-parties, and amounted to $2,802, $2,152, and $467 for the years ended December 31, 1999, 2000 and 2001, respectively. Payables resulting from these purchases are included in Shareholder's Net Investment.

UPSHOT is charged for the cost of certain services that HA-LO provides. These services include general corporate support, legal and professional services, treasury functions, employee healthcare costs and insurance. All of the charges for these services are based on costs that relate directly to UPSHOT, or are allocated based on the percentage of UPSHOT’s revenues to HA-LO’s consolidated revenues. Management of HA-LO and UPSHOT believe that this allocation method is reasonable. Because UPSHOT is a member of a group of affiliated companies and has transactions and relationships with members of the group, the terms of these transactions are intended to share common costs on a reasonable basis and are not necessarily the same as those that would result from transactions with wholly unrelated parties. Pro rata charges for services included in selling, general and administrative expenses totaled $285, $644 and $557 for the years ended December 31, 1999, 2000 and 2001, respectively. In addition, a significant portion of the intercompany balance resulted from the central sweep of cash by HA-LO.

HA-LO charges interest to UPSHOT based on actual intercompany amounts owed to the parent. There are no other general interest allocations made to UPSHOT. For the years ended December 31, 1999, 2000 and 2001, the interest rate used for the charges totaling $649, $1,400 and $2,013, respectively, was 8 percent.

In 2000, UPSHOT leased two additional floors at its Chicago facility for the benefit of HA-LO. It was the intent of HA-LO to occupy this space, however, it never did so. All amounts remitted by UPSHOT under the lease were reimbursed by HA-LO through the intercompany account. In connection with the sale of UPSHOT to Equity Marketing, UPSHOT was released from this lease commitment.

8.	Subsequent Event

On July 17, 2002, HA-LO consummated the sale of UPSHOT to Equity Marketing under an asset purchase agreement, dated May 22, 2002, by and among Equity Marketing, Promotional Marketing and HA-LO (the “Purchase Agreement”). Under the terms of the Purchase Agreement, Equity Marketing acquired UPSHOT for a cash purchase price of $10.25 million less the amount of UPSHOT’s net working capital deficit, and Equity Marketing assumed the principal current liabilities of UPSHOT in connection with the acquisition. In addition to the cash purchase price paid at the closing, Equity Marketing may be obligated to make an earn-out payment to Promotional Marketing contingent on the future performance of UPSHOT if certain performance targets are attained. Although Promotional Marketing was not in bankruptcy proceedings, the sale of UPSHOT was conditioned on, among other things, obtaining the approval of the United States Bankruptcy Court because HA-LO, the parent company of Promotional Marketing, was and remains in bankruptcy proceedings under Chapter 11 of the United States Bankruptcy Code. Bankruptcy court approval was granted on July 16, 2002. The accompanying financial statements do not include adjustments related to the acquisition.

UPSHOT

Condensed Balance Sheet
As of June 30, 2002 (Unaudited)
 (in thousands)

ASSETS

June 30,
2002

CURRENT ASSETS:

Cash and cash equivalents	$—

Trade receivables, net of allowances for doubtful accounts of $120	3,011

Deferred costs	1,791

Prepaid expenses and other assets	398

Total current assets	5,200

Property and equipment, net	616

Other assets	847

Total assets	$6,663

LIABILITIES AND SHAREHOLDER’S NET INVESTMENT

CURRENT LIABILITIES:

Bank overdraft	$251

Line of credit	1,518

Accounts payable	2,313

Accrued expenses	1,069

Deferred revenue	4,887

Total current liabilities	10,038

Deferred rent	2,772

Total liabilities	12,810

SHAREHOLDER’S NET INVESTMENT	(6,147)

Total liabilities and shareholder’s net investment	$6,663

The accompanying notes are an integral part of this condensed balance sheet.

UPSHOT

Condensed Statements of Operations and Shareholder’s Net Investment
For the Six Months Ended June 30, 2001 and 2002 (Unaudited)
(in thousands)

	For the Six Months Ended
	June 30,

	2001	2002

REVENUES	$16,608	$11,929

OPERATING EXPENSES:

Direct costs	10,713	3,407

Salaries, wages and benefits	7,339	5,616

Employee severance expense	1,593	111

Selling, general and administrative	4,224	2,429

Impairment of assets	—	609

Total operating expenses	23,869	12,172

Loss from operations	(7,261)	(243)

OTHER INCOME (EXPENSE):

Interest expense	(963)	(1,024)

Loss on disposal of assets	(46)	(307)

Loss before provision for income taxes	(8,270)	(1,574)

PROVISION FOR INCOME TAXES	—	—

NET LOSS	(8,270)	(1,574)

SHAREHOLDER’S NET INVESTMENT, beginning of period	5,368	(4,552)

Change in intercompany payable	4,621	(21)

SHAREHOLDER’S NET INVESTMENT, end of period	$1,719	$(6,147)

The accompanying notes are an integral part of these condensed financial statements.

UPSHOT

Condensed Statements of Cash Flows
For the Six Months Ended June 30, 2001 and 2002 (Unaudited)
(in thousands)

	For the Six Months Ended
	June 30,

	2001	2002

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(8,270)	$(1,574)

Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation and amortization	613	215

Loss on disposal of assets	46	307

Impairment of assets	—	609

Changes in assets and liabilities:

Trade and unbilled receivables, net	5,729	(350)

Deferred costs	878	1,191

Prepaid expenses and other assets	882	(993)

Accounts payable	(5,437)	1,385

Accrued expenses	1,654	(2,290)

Deferred revenue	(462)	129

Deferred rent	(27)	(106)

Net cash used in operating activities	(4,394)	(1,477)

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of property and equipment	80	(163)

Proceeds from sale of assets	—	—

Net cash provided by (used in) investing activities	80	(163)

CASH FLOWS FROM FINANCING ACTIVITIES:

Bank overdraft	(265)	209

Change in intercompany payable, net	4,621	(21)

Borrowings under line of credit	—	801

Net cash provided by financing activities	4,356	989

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	42	(651)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	—	651

CASH AND CASH EQUIVALENTS, END OF PERIOD	$42	$—

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the period for:

Interest	$14	$14

The accompanying notes are an integral part of these condensed financial statements.

UPSHOT

Notes to Condensed Financial Statements
(Unaudited)

1.	Basis of Presentation

In the opinion of management, the accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included. The results of operations for the interim periods are not necessarily indicative of the results for a full year. These condensed financial statements should be read in conjunction with the historical financial statements UPSHOT as of December 31, 2001 and for the year then ended and pro forma condensed combining financial statements and footnotes thereto included in this Form 8-K/A.

2.	Related Party Transactions

UPSHOT provided marketing services to HA-LO and certain of its subsidiaries in 2001 under a formal retainer service agreement. This agreement generated intercompany revenues of approximately $1,000 for the six months ended June 30, 2001. This agreement was terminated as of June 30, 2001. Receivables from HA-LO related to this agreement are included in Shareholder’s Net Investment.

Additionally, UPSHOT purchases certain promotional products from HA-LO for use in certain marketing programs developed for UPSHOT clients. These purchases are made at rates normally charged to third-parties, and amounted to $338 and $50 for the six months ended June 30, 2001 and 2002, respectively. Payables resulting from these purchases are included in Shareholder’s Net Investment.

UPSHOT is charged for the cost of certain services that HA-LO provides. These services include general corporate support, legal and professional services, treasury functions, employee healthcare costs and insurance. All of the charges for these services are based on costs that relate directly to UPSHOT, or are allocated based on the percentage of UPSHOT’s revenues to HA-LO’s consolidated revenues. Management of HA-LO and UPSHOT believe that this allocation method is reasonable. Because UPSHOT is a member of a group of affiliated companies and has transactions and relationships with members of the group, the terms of these transactions are intended to share common costs on a reasonable basis and are not necessarily the same as those that would result from transactions with wholly unrelated parties. Pro rata charges for services included in selling, general and administrative expenses totaled $278, and $217 for the six months ended June 30, 2001 and 2002, respectively. In addition, a significant portion of the intercompany balance resulted from the central sweep of cash by HA-LO.

HA-LO charges interest to UPSHOT based on actual intercompany amounts owed to the parent. There are no other general interest allocations made to UPSHOT. For the six months ended June 30, 2001 and 2002, the interest rate used for charges totaling $949 and $1,010, respectively, was 8 percent.

In 2000, UPSHOT leased two additional floors at its Chicago facility for the benefit of HA-LO. It was the intent of HA-LO to occupy this space, however, it never did so. All amounts remitted under the lease were reimbursed by HA-LO through the intercompany account. In connection with the sale of UPSHOT to Equity Marketing, UPSHOT was released from this lease commitment.

3.	Impairment of Assets

Effective January 1, 2002, UPSHOT adopted Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which supercedes SFAS No. 121. SFAS No. 144 retains the fundamental provisions of SFAS No. 121 for recognition and measurement of the impairment of long-lived assets to be held and used. A fundamental provision of SFAS No. 144 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. UPSHOT periodically assesses whether there has been an impairment in the value of long-lived assets and certain identifiable intangibles by considering factors such as expected future operating income, trends and prospects, as well as the effects of demand, competition and other economic factors. UPSHOT determines whether there has been an impairment by comparing the expected undiscounted future cash flows with the net carrying value for such long-lived assets. As a result of the loss of the Richmond location’s most significant customer which represented 18% of total revenues for the six month period, UPSHOT recognized an impairment loss of $609 during the six months ended June 30, 2002. The assets impaired consist of leasehold improvements, furniture, fixtures and equipment.

4.	Subsequent Event

On July 17, 2002, HA-LO consummated the sale of UPSHOT to Equity Marketing under an asset purchase agreement, dated May 22, 2002, by and among Equity Marketing, Promotional Marketing and HA-LO (the Purchase Agreement). Under the terms of the Purchase Agreement, Equity Marketing acquired UPSHOT for a cash purchase price of $10.25 million less the amount of UPSHOT’s net working capital deficit, and Equity Marketing assumed the principal current liabilities of UPSHOT in connection with the acquisition. In addition to the cash purchase price paid at the closing, Equity Marketing may be obligated to make an earn-out payment to Promotional Marketing contingent on the future performance of UPSHOT if certain performance targets are attained. Although Promotional Marketing was not in bankruptcy proceedings, the sale of UPSHOT was conditioned on, among other things, obtaining the approval of the United States Bankruptcy Court because HA-LO, the parent company of Promotional Marketing, was and remains in bankruptcy proceedings under Chapter 11 of the United States Bankruptcy Code. Bankruptcy court approval was granted on July 16, 2002. The accompanying financial statements do not include adjustments related to the acquisition.

Equity Marketing, Inc.

Pro Forma Condensed Combining Financial Statements
June 30, 2002 (Unaudited)

The following unaudited pro forma condensed combining balance sheet as of June 30, 2002 and the pro forma condensed combining statements of operations for the six months ended June 30, 2002 and for the year ended December 31, 2001 illustrate the effect of the acquisition by Equity Marketing, Inc. (the Company) of substantially all of the assets of Promotional Marketing, L.L.C.’s Chicago, Illinois and Richmond, Virginia locations (referred to herein as UPSHOT or the Acquired Business) which occurred on July 17, 2002 in exchange for a cash purchase price of $10.25 million less the amount of UPSHOT’s net working capital deficit. The acquisition is being accounted for as a purchase, and as such the assets acquired and liabilities assumed are being recorded at their estimated fair market value. The unaudited pro forma condensed combining balance sheet assumes that the transaction occurred on June 30, 2002 and the unaudited pro forma condensed combining statements of operations assumes that the transaction occurred at the beginning of the earliest period presented.

The unaudited pro forma adjustments are based upon currently available information and upon certain assumptions that the Company believes are reasonable. The adjustments included in the unaudited pro forma combining financial statements represent the Company’s preliminary determination of these adjustments based upon available information. There can be no assurance that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the pro forma financial information.

The unaudited pro forma condensed combining financial statements are not necessarily indicative of future results of operations that might have been achieved if the foregoing transaction had been consummated as of the indicated dates. The unaudited pro forma condensed combining financial statements should be read in conjunction with the historical financial statements of the Company, together with the related notes thereto, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 and Quarterly Report on Form 10-Q for the period ended June 30, 2002, and UPSHOT together with the related notes thereto, included elsewhere in this Form 8-K/A.

Equity Marketing, Inc.

Pro Forma Condensed Combining Balance Sheet
As of June 30, 2002 (Unaudited)
(in thousands)

	HISTORICAL

	EQUITY		PRO FORMA(3)
	MARKETING, INC.	UPSHOT	ADJUSTMENTS		PRO FORMA

CURRENT ASSETS:

Cash and cash equivalents	$26,106	$—	$(9,312	) (1)	$16,794

Marketable securities	2,500	—	—		2,500

Accounts receivable	27,246	3,011	—		30,257

Inventories	12,882	—	—		12,882

Deferred costs	—	1,791	—		1,791

Prepaid expenses and other current assets	7,311	398	—		7,709

Total current assets	76,045	5,200	(9,312)		71,933

Fixed assets, net	3,845	616	—		4,461

Goodwill	21,277	—	15,272	(2)	36,549

Other intangibles, net	730	—	187	(2)	917

Other assets	1,492	847	—		2,339

Total assets	$103,389	$6,663	$6,147		$116,199

CURRENT LIABILITIES:

Bank overdraft	$—	$251	—		$251

Line of credit	—	1,518	—		1,518

Accounts payable	25,023	2,313	—		27,336

Accrued expenses	12,217	1,069	—		13,286

Deferred revenue	—	4,887	—		4,887

Total current liabilities	37,240	10,038	—		47,278

Long-term liabilities	2,155	2,772	—		4,927

Total liabilities	39,395	12,810	—		52,205

Mandatory redeemable preferred stock	23,049	—	—		23,049

STOCKHOLDERS’ EQUITY	40,945	(6,147)	6,147		40,945

Total liabilities and stockholders’ equity	$103,389	$6,663	$6,147		$116,199

The accompanying notes are an integral part of this pro forma condensed combining balance sheet.

Equity Marketing, Inc.

Pro Forma Condensed Combining Statement of Operations
For the Six Months Ended June 30, 2002 (Unaudited)
(in thousands, except share and per share data)

	HISTORICAL

	EQUITY		PRO FORMA(3)
	MARKETING, INC.	UPSHOT	ADJUSTMENTS		PRO FORMA

REVENUES	$83,266	$11,929	$—		$95,195

OPERATING EXPENSES:

Direct costs	61,781	3,407	—		65,188

Forgiveness of note receivable	1,685	—	—		1,685

Salaries, wages and benefits	8,925	5,727	—		14,652

Selling, general and administrative	9,120	2,429	123	(4)	11,672

Impairment of assets	—	609	—		609

Total operating expenses	81,511	12,172	123		93,806

Income (loss) from operations	1,755	(243)	(123)		1,389

OTHER INCOME (EXPENSE), net	70	(1,331)	(93)	(5)	(1,354)

Income (loss) before provision for income taxes and cumulative effect of change in accounting principles	1,825	(1,574)	(216)		35

PROVISION (BENEFIT) FOR INCOME TAXES	610	—	(598	)(6)	12

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLES	1,215	(1,574)	382		23

Cumulative effect of change in accounting principles, net of tax	(2,496)	—	—		(2,496)

Net income (loss)	$(1,281)	$(1,574)	$382		$(2,473)

PREFERRED STOCK DIVIDENDS	750				750

NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS	$(2,031)				$(3,223)

BASIC NET INCOME (LOSS) PER SHARE:

Net income (loss) per share before cumulative effect of change in accounting principles	$0.08				$(0.13)

Cumulative effect of change in accounting Principles	(0.44)				(0.44)

Net loss per share	(0.36)				$(0.57)

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	5,701,818				5,701,818

DILUTED NET INCOME (LOSS) PER SHARE Net income (loss) per share before cumulative effect of change in accounting principles	$0.08				$(0.13)

Cumulative effect of change in accounting Principles	(0.42)				(0.44)

Net loss per share	(0.34)				$(0.57)

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	5,918,665				5,701,818

The accompanying notes are an integral part of this pro forma condensed financial statement.

Equity Marketing, Inc.

Pro Forma Condensed Combining Statement of Operations
For the Year Ended December 31, 2001 (Unaudited)
(in thousands, except share and per share data)

	HISTORICAL

	EQUITY		PRO FORMA(3)
	MARKETING, INC.	UPSHOT	ADJUSTMENTS		PRO FORMA

REVENUES	$144,316	$32,479	$—		$176,795

OPERATING EXPENSES:

Direct costs	104,129	16,975	—		121,104

Salaries, wages and benefits	15,924	14,611	—		30,535

Selling, general and administrative	18,323	7,411	187	(4)	25,921

Logistix integration costs	192	—	—		192

Impairment of assets	—	4,607	—		4,607

Total operating expenses	138,568	43,604	187		182,359

Income (loss) from operations	5,748	(11,125)	(187)		(5,564)

OTHER INCOME (EXPENSE):	1,370	(2,109)	(186	) (5)	(925)

Income (loss) before provision for income taxes	7,118	(13,234)	(373)		(6,489)

PROVISION (BENEFIT) FOR INCOME TAXES	2,517	1	(5,029	) (6)	2,511

Net income (loss)	4,601	$(13,235)	$4,656		(3,978)

PREFERRED STOCK DIVIDENDS	1,500				1,500

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$3,101				$(5,478)

BASIC NET INCOME (LOSS) PER SHARE	$0.52				$(0.91)

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	5,996,662				5,996,662

DILUTED NET INCOME (LOSS) PER SHARE	$0.50				$(0.91)

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	6,164,154				5,996,662

The accompanying notes are an integral part of this pro forma condensed financial statement.

EQUITY MARKETING, INC.

Notes to Pro Forma Condensed Combining Financial Statements
(Unaudited)

1.     To give effect to the use of cash and cash equivalents to fund the acquisition of UPSHOT.

2.     To record excess of purchase price over fair value of net assets acquired. The goodwill recorded does not reflect potential contingent cash consideration related to the operating results of the Acquired Business as provided for in the asset purchase agreement. To the extent such contingent consideration is paid, goodwill will increase accordingly.

3.     To reflect the pro forma results of operations for UPSHOT, which was acquired by the company on July 17, 2002, as if it had been acquired at the beginning of the earliest period presented.

4.     To record amortization of identifiable intangibles acquired in the transaction. The identifiable intangibles are being amortized over estimated useful lives ranging from 6 to 12 months. Goodwill has an indefinite life and is not amortized.

5.     To record reduction in interest income at an assumed interest rate of 2 percent, associated with the reduction in cash on hand.

6.     To give benefit for utilization of UPSHOT’s net operating loss against the income before taxes for the Company for the periods presented at an estimated effective tax rate of 38 percent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EQUITY MARKETING, INC.

Date: December 3, 2002	By:	/s/Lawrence J. Madden

Lawrence J. Madden Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

No.	Description

23.1	Consent of Independent Public Accountants.